Alpine 4 Holdings (ALPP) Regains Compliance with Nasdaq Minimum Bid Price Requirement

PHOENIX, AZ / ACCESSWIRE / June 22, 2023 /Alpine 4 Holdings, Inc. (NASDAQ:ALPP), a leading operator and owner of small market businesses, today announced that it received a notification letter (the "Notice") from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") on June 22, 2023. The letter notified the Company that it regained compliance by meeting the Nasdaq Stock Market under Listing Rule 5250(c)(1).

The Notice stated that "On May 24, 2023, Staff notified the Company that it no longer met the periodic filing requirement for The Nasdaq Stock Market under Listing Rule 5250(c)(1). Based on the June 21, 2023, filing of the Company’s Form 10-Q for the period ended March 31, 2023, Staff has determined that the Company complies with the Rule. Accordingly, this matter is now closed.”

Contact:

Investor Relations

investorrelations@alpine4.com

www.alpine4.com

SOURCE: Alpine 4 Holdings, Inc.